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Exhibit 4.13

State of Delaware Secretary of State Division of Corporations Delivered 08:06 AM 04/10/2007 FILED 08:15 AM 04/10/2007 SRV 070415240 – 4331469 FILE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
MOLSON COORS INTERNATIONAL LP

        This Certificate of Limited Partnership of Molson Coors International LP (hereinafter referred to as the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.
The name of the Partnership is Molson Coors International LP.

2.
The formation of the Partnership is to become effective on April 10, 2007 at 9:44 a.m., EDT.

3.
The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the Corporation's registered agent at that address is Corporation Service Company.

4.
The name and business address of the general partner as follows:

      Molson Coors Brewing Company
      1225 17th Street, Suite 3200 – MCCC
      Denver, CO 80202

        IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 10th day of April, 2007.

Molson Coors Brewing Company, a Delaware corporation
By:	/s/ SAMUEL D. WALKER Samuel D. Walker, Global Chief Legal Officer and Global Secretary

STATE OF DELAWARE
AMENDMENT TO CERTIFICATE OF
LIMITED PARTNERSHIP

        The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Molson Coors International LP.

SECOND: Article 4 of the Limited Partnership shall be amended and restated in its entirety by deleting the existing text and inserting, in lieu thereof, the following:

    "The names and business, residence or mailing address of each of the general partners are as follows:

    Molson Coors International General, ULC
    1100 – 1959 Upper Water Street
    P.O. Box 2380
    Halifax, Nova Scotia, B3J 2E5, Canada"

        IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 13th day of April, 2007.

Molson Coors International General, ULC, a Nova Scotia unlimited liability company
By:	/s/ KELLY L. BROWN Kelly L. Brown, Secretary
State of Delaware Secretary of State Division of Corporations Delivered 05:52 PM 04/13/2007 FILED 05:54 PM 04/13/2007 SRV 070434630 – 4331469 FILE

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CERTIFICATE OF LIMITED PARTNERSHIP OF MOLSON COORS INTERNATIONAL LP
STATE OF DELAWARE AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP